EXHIBIT 99.1

Contacts:	Samantha Moore	Stephanie Moser
	Public Relations	Investor Relations
	650-385-5259	650-385-5261
	smoore@informatica.com	smoser@informatica.com

INFORMATICA REPORTS RECORD QUARTERLY REVENUES OF $60.0 MILLION

Closes record five deals greater than one million dollars

REDWOOD CITY, Calif., January 25, 2005 – Informatica Corporation (NASDAQ: INFA), a leading provider of data integration software, today announced financial results for the fourth quarter and year ended December 31, 2004.

     Revenues for the fourth quarter of 2004 were $60.0 million, compared to $55.9 million recorded in the fourth quarter of 2003. Net loss for the fourth quarter, calculated in accordance with U.S. generally accepted accounting principles (GAAP), was $105.8 million or $1.22 per diluted share, as compared with net income of $3.2 million or $0.04 per diluted share in the fourth quarter of 2003. Pro forma net income for the fourth quarter of 2004 was $5.2 million or $0.06 per diluted share, compared to $4.6 million or $0.05 per diluted share in the fourth quarter of 2003.

     For the year ended December 31, 2004, revenues were $219.7 million, an increase from the $205.5 million recorded in 2003. GAAP net loss in 2004 was $111.5 million or $1.30 per diluted share, as compared to net income of $7.3 million or $0.09 per share in 2003. Pro forma net income for 2004 was $13.7 million or $0.16 per diluted share, and compared to $13.8 million or $0.16 per diluted share in 2003.

     Pro forma operating results discussed in this press release exclude charges related to an adjustment to the 2001 facilities restructuring charge, the 2004 restructuring charge, purchased in-process research and development, and the amortization of acquired technology, intangible assets and stock-based compensation. A reconciliation of pro forma operating results and GAAP results are included in the financial statements attached below.

     “The fourth quarter set a record for Informatica. We had the highest revenues, the most number of transactions and the largest number of million-dollar deals in a quarter,” said Sohaib Abbasi, president and CEO of Informatica. “The results are a validation of our focused growth strategy to establish Informatica as the leader in the enterprise data integration market. Our record results attest to the differentiated, distinctive value we offer to our customers.”

     Significant milestones achieved in the fourth quarter of 2004 include:

•	Signed repeat business with 226 customers. Successful customers continue to invest in additional Informatica technologies. Repeat customers included ABN AMRO, Affiliated Computer Services, American Honda Motor, Applied Materials, Capgemini, Cendant, Cisco, Charles Schwab, Commerz Bank, Deutsche Telekom, eBay, FedEx, General Electric, Kemper Auto & Home Insurance, MetLife, Pfizer, PNC Bank and the U.S. Air Force.

•	Signed 65 new customers. Informatica increased its customer base this quarter to 2,172 companies. New customers included Alabama Gas, B&H Photo, First Canadian Title, Hyundai Motor America, Intergamma, Linsco Private Ledger, New York Board of Trade, Northrop Grumman, Standard & Poor’s and Tokio Marine Nichido.

•	Expanded relationship with Siebel. Significantly expanding its partnership with Informatica, Siebel selected Informatica’s data integration platform as core technology powering its newly expanded suite of enterprise analytic applications. All Siebel Business Analytics applications are now underpinned by Informatica technology to provide customers with comprehensive enterprise data integration.

•	Expanded relationship with IBM. Informatica achieved Premier-level partner status within the IBM PartnerWorld program, an elite standing obtainable by invitation only that encompasses joint planning, development, marketing, sales and technical-support activities. In addition, Informatica joined IBM’s ISV Advantage for SMB program, which provides independent software vendors with targeted technical and marketing support to help meet the specific information technology needs of small and medium business companies.

•	Received SAP “Powered by NetWeaver” certification. SAP® awarded its “Powered by SAP NetWeaver™” certification to Informatica for delivering tight integration between the PowerCenter data integration platform and the SAP NetWeaver platform. Informatica’s new SAP certification will help customers leverage PowerCenter for data migration, consolidation and synchronization projects that further reduce the costs and time required to deploy, upgrade or consolidate SAP solution-based systems.

•	Broadened partnership with Sybase. Informatica and Sybase launched a joint sales and marketing initiative to help companies better leverage their mainframe data assets. Pairing Informatica and Sybase technologies, the Dynamic Operational Data Store (Dynamic ODS) mainframe offloading program is targeted at enterprises looking to increase the speed and reduce the cost of accessing business-critical information from enterprise mainframes.

•	Demonstrated PowerCenter’s triple-digit performance gains. Informatica demonstrated over 200 percent performance gains of PowerCenter, the industry’s first 64-bit data integration platform, in a two-month benchmark study on HP Integrity Superdome Servers. The results demonstrated PowerCenter’s continued ability to support large-scale data integration implementations, helping customers address rapidly rising data volumes and user demand.

•	Continued international expansion. Informatica appointed Byung-Jae Kang as vice president of Asia-Pacific. Informatica also announced the signing of a distributor agreement with Digital China Holdings Ltd., the largest information technology distribution and solutions company in China, and announced plans to open an office in Beijing and localize its products for the Chinese market.

•	Named leading enterprise data integration vendor by Forrester Research. Informatica PowerCenter attained the first-place position in Forrester Research’s enterprise extract, transform and load (ETL) “Forrester Wave™” report, which evaluated ETL solutions offered by 14 leading vendors.

•	Voted “Readers’ Choice” for data integration by DM Review magazine. The DM Review 2004 Readership Award awarded Informatica the number-one position in data integration, ranking it highest for product performance, customer service and satisfaction, and level of usage within their organizations.

     To supplement the company’s condensed consolidated financial statements presented on a GAAP basis, Informatica uses pro forma measures of net income and net income per share. These measures are adjusted to exclude certain charges and expenses discussed above and in the attached supplemental consolidated statements of operations, which the company believes are appropriate to enhance an overall understanding of its historical financial performance. These adjustments to the company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the company’s underlying operational results, trends and marketplace performance. Informatica believes that the inclusion of these pro forma financial measures provides consistency and comparability with its historical reports of financial results, as well as comparability to similar companies in the company’s industry, many of which present similar pro forma financial measures to investors. In addition, these pro forma results are among the primary indicators management uses as a basis for its planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with generally accepted accounting principles in the United States. Informatica will be discussing its fourth quarter 2004 results on a conference call today beginning at 2:00 p.m. PST / 5:00 p.m. EST. A live Webcast of the conference call will be available at http://www.informatica.com/investor. A replay of the call will also be available by dialing 617-801-6888, reservation number 51771442.

About Informatica

     Informatica Corporation (NASDAQ: INFA) is a leading provider of data integration software. Using Informatica products, companies can access, integrate, visualize, and audit their enterprise information assets to help improve business performance, increase customer profitability, streamline supply chain operations and proactively manage regulatory compliance. More than 2,100 companies worldwide rely on Informatica for their end-to-end enterprise data integration needs. For more information, call 650-385-5000 (1-800-970-1179 in the U.S.), or visit www.informatica.com.

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Note: Informatica and PowerCenter are registered trademarks of Informatica Corporation in the United States and in jurisdictions throughout the world. All other company and product names may be trade names or trademarks of their respective owners.

INFORMATICA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Three Months Ended
	December 31, 2004			December 31, 2003
	GAAP	Adjustments*	Pro Forma	GAAP	Adjustments*	Pro Forma
Revenues:
License	$27,707	$—	$27,707	$26,066	$—	$26,066
Service	32,339	—	32,339	29,822	—	29,822

Total revenues	60,046		60,046	55,888		55,888

Cost of revenues:
License	1,326	—	1,326	941	—	941
Service	10,201	(12)	10,189	10,195	(12)	10,183
Amortization of acquired technology	582	(582)	—	574	(574)	—

Total cost of revenues	12,109	(594)	11,515	11,710	(586)	11,124

Gross profit	47,937	594	48,531	44,178	586	44,764

Operating expenses:
Research and development	11,757	(183)	11,574	12,918	(406)	12,512
Sales and marketing	27,184	(55)	27,129	24,535	(249)	24,286
General and administrative	5,139	(2)	5,137	4,940	(85)	4,855
Amortization of intangible assets	47	(47)	—	80	(80)	—
Restructuring charge	110,024	(110,024)	—	—	—	—

Total operating expenses	154,151	(110,311)	43,840	42,473	(820)	41,653

Income (loss) from operations	(106,214)	110,905	4,691	1,705	1,406	3,111
Interest income and other, net	1,262	—	1,262	1,784	—	1,784

Income (loss) before income taxes	(104,952)	110,905	5,953	3,489	1,406	4,895
Income tax provision	798	—	798	254	—	254

Net income (loss)	$(105,750)	$110,905	$5,155	$3,235	$1,406	$4,641

Net income (loss) per share:
Basic	$(1.22)		$0.06	$0.04		$0.06

Diluted	$(1.22)		$0.06	$0.04		$0.05

Weighted shares used to compute net income (loss) per share:
Basic	86,565		86,565	83,889		83,889

Diluted	86,565		88,834	89,594		89,594

* The following table summarizes the pro forma adjustments for the respective periods presented:

	Three Months Ended
	December 31
	2004	2003
Net income (loss), GAAP:	$(105,750)	$3,235
Amortization of acquired technology	582	574
Amortization of intangible assets	47	80
Amortization of stock-based compensation	252	752
Restructuring charge	110,024	—

Net income, pro forma:	$5,155	$4,641

INFORMATICA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Year Ended			Year Ended
	December 31, 2004			December 31, 2003
	GAAP	Adjustments*	Pro Forma	GAAP	Adjustments*	Pro Forma
Revenues:
License	$97,941	$—	$97,941	$94,590	$—	$94,590
Service	121,740	—	121,740	110,943	—	110,943

Total revenues	219,681	—	219,681	205,533		205,533

Cost of revenues:
License	3,778	—	3,778	3,139	—	3,139
Service	40,346	(48)	40,298	38,856	(12)	38,844
Amortization of acquired technology	2,322	(2,322)	—	1,031	(1,031)	—

Total cost of revenues	46,446	(2,370)	44,076	43,026	(1,043)	41,983

Gross profit	173,235	2,370	175,605	162,507	1,043	163,550

Operating expenses:
Research and development	51,322	(2,216)	49,106	47,730	(468)	47,262
Sales and marketing	94,900	(803)	94,097	86,810	(252)	86,558
General and administrative	20,755	78	20,833	20,921	(85)	20,836
Amortization of intangible assets	197	(197)	—	147	(147)	—
Purchased in-process research and development	—	—	—	4,524	(4,524)	—
Restructuring charge	119,697	(119,697)	—	—	—	—

Total operating expenses	286,871	(122,835)	164,036	160,132	(5,476)	154,656

Income (loss) from operations	(113,636)	125,205	11,569	2,375	6,519	8,894
Interest income and other, net	3,391	—	3,391	7,059	—	7,059

Income (loss) before income taxes	(110,245)	125,205	14,960	9,434	6,519	15,953
Income tax provision	1,220	—	1,220	2,124	—	2,124

Net income (loss)	$(111,465)	125,205	$13,740	$7,310	$6,519	$13,829

Net income (loss) per share:
Basic	$(1.30)		$0.16	$0.09		$0.17

Diluted	$(1.30)		$0.16	$0.09		$0.16

Weighted shares used to compute net income (loss) per share:
Basic	85,812		85,812	82,049		82,049

Diluted	85,812		88,583	85,200		85,200

* The following table summarizes the pro forma adjustments for the respective periods presented:

	Year Ended
	December 31
	2004	2003
Net income (loss), GAAP:	$(111,465)	$7,310
Amortization of acquired technology	2,322	1,031
Amortization of intangible assets	197	147
Amortization of stock-based compensation	2,989	817
Purchased in-process research and development	—	4,524
Restructuring charge	119,697	—

Net income, pro forma:	$13,740	$13,829

INFORMATICA CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 31,	December 31,
	2004	2003
ASSETS

Current assets:
Cash and cash equivalents	$88,941	$82,903
Short-term investments	152,160	140,890
Accounts receivable, net	42,535	34,375
Prepaid expenses and other current assets	7,837	5,124

Total current assets	291,473	263,292

Property and equipment, net	20,206	38,734
Restricted cash	12,166	12,166
Goodwill and intangible assets, net	85,125	87,511
Other assets	941	1,105

Total assets	$409,911	$402,808

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and other current liabilities	$41,880	$45,828
Deferred revenue	62,443	51,282
Accrued restructuring charges	20,641	4,624
Accrued merger costs	209	543

Total current liabilities	125,173	102,277

Accrued restructuring charges, less current portion	95,814	10,543
Accrued merger costs, less current portion	263	389

Stockholders’ equity	188,661	289,599

Total liabilities and stockholders’ equity	$409,911	$402,808

INFORMATICA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	For the Year Ended
	December 31,
	2004	2003
Operating activities
Net income (loss)	$(111,465)	$7,310
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	9,229	11,181
Provision for doubtful accounts and accounts receivable reserve	5	145
Stock-based compensation	3,358	940
Amortization of acquired technology and other intangible assets	2,519	1,178
Non-cash restructuring charge	21,413	—
Purchased in-process research and development	—	4,524
Other	32	(78)
Changes in operating assets and liabilities:
Accounts receivable	(8,165)	(3,108)
Prepaid expenses and other current assets	(2,540)	4,068
Other assets	164	(768)
Accounts payable and other current liabilities	(4,190)	1,950
Accrued restructuring charges	101,288	(4,539)
Accrued merger costs	(247)	(955)
Deferred revenue	11,131	(1,349)

Net cash provided by operating activities	22,532	20,499

Investing activities
Purchases of property and equipment, net	(12,515)	(2,569)
Purchases of investments	(217,849)	(193,019)
Sales and maturities of investments	205,782	181,964
Acquisitions, net of cash acquired	—	(30,279)

Net cash used in investing activities	(24,582)	(43,903)

Financing activities
Proceeds from issuance of common stock	13,298	11,624
Repurchase and retirement of common stock	(6,118)	(11,448)

Net cash provided by financing activities	7,180	176

Effect of foreign currency translation	908	541
Increase (decrease) in cash and cash equivalents	6,038	(22,687)
Cash and cash equivalents at beginning of period	82,903	105,590

Cash and cash equivalents at end of period	$88,941	$82,903